Exhibit 10.2

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 3, 2016 (this “Agreement”), among Quintiles Transnational Holdings Inc., a North Carolina corporation (“Quintiles”), and the shareholders of IMS Health Holdings, Inc., a Delaware corporation (“IMS Health”), listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

WHEREAS, concurrently herewith, Quintiles and IMS Health are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and upon the terms and subject to the conditions set forth therein) IMS Health will be merged with and into Quintiles, with Quintiles continuing as the surviving corporation in the merger on the terms and subject to the conditions of the Merger Agreement (the “Merger”);

WHEREAS, each Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of common shares, par value $0.01 per share, of IMS Health (“Shares”) set forth opposite such Shareholder’s name on Schedule A hereto (with respect to each Shareholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of IMS Health of which such Shareholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Shareholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Quintiles’ willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Quintiles and the Shareholders are entering into this Agreement; and

WHEREAS, the Shareholders acknowledge that Quintiles is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if any Shareholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Quintiles and the Shareholders hereby agree as follows:

1. Agreement to Vote. Prior to the Termination Date (as defined herein), each Shareholder irrevocably and unconditionally agrees that it shall, at any meeting of the shareholders of IMS Health (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any action proposed to be taken by written consent of the shareholders of IMS Health (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by IMS Health for written consent, if any, and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the adoption of the Merger Agreement and any other matter that is required to facilitate the Merger and/or the other transactions contemplated by the Merger Agreement, including the Governance Matters, and (ii) against (A) any Acquisition Proposal with respect to IMS Health (an “IMS Health Acquisition Proposal”), (B) any other action, agreement or proposal that could reasonably be expected to impede, interfere with, delay, postpone, frustrate, prevent, nullify or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or change in any manner the voting rights of any class of the capital stock of IMS Health, (C) any change in the present capitalization or dividend policy of IMS Health or any amendment or other change to IMS Health’s certificate of incorporation or bylaws, except the Governance Matters or if approved by Quintiles, and (D) any other change in IMS Health’s corporate structure or business. In the event that such Shareholder’s proxy has been granted to Quintiles pursuant to Section 2(a), such Shareholder shall have no obligations under this Section 1 with respect to the meeting of the shareholders of IMS Health for which such proxy has been granted. Except as explicitly set forth in this Section 1, nothing in this Agreement shall limit the right of each Shareholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any matters presented to IMS Health’s shareholders.

2. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) EACH SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, QUINTILES AS SUCH SHAREHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1. EACH SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO THE COVERED SHARES (SUCH SHAREHOLDER REPRESENTING TO QUINTILES THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b) It is hereby agreed that Quintiles will use the proxy granted in Section 2(a) solely in accordance with applicable Law and will only vote the Covered Shares subject to such proxy with respect to the matters and in the manner specified in Section 1.

(c) The proxy granted in Section 2(a) shall automatically terminate, and any underlying appointment shall automatically be revoked and rescinded and of no force and effect, upon the Termination Date, in each case without any further action by any party.

3. No Inconsistent Agreements. Each Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not, except for the Amended and Restated Shareholders’ Agreement, dated as of April 9, 2014, by and among IMS Health and the Sponsors (as defined therein) (the “IMS Health SHA”), entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Shareholder’s obligations pursuant to this Agreement.

4. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) written notice of termination of this Agreement by Quintiles to the Shareholders (d) the entry into any amendment or modification of the Merger Agreement without the prior written consent of the Shareholders or any waiver of any of IMS Health’s rights under the Merger Agreement, in each case, which (i) results in a change in the amount or form of the Merger Consideration, (ii) results in an extension of the Outside Date or (iii) is materially adverse to any of the Shareholders and (e) the date on which the IMS Health Board effects an IMS Health Adverse Recommendation Change (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in this Section 4, Section 7 and Sections 11 to 29 shall survive the termination of this Agreement; provided further that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5. Representations and Warranties.

(a) Each Shareholder, as to itself (severally and not jointly), hereby represents and warrants to Quintiles as follows:

(i) Such Shareholder is the record and/or beneficial owner of, and has good and valid title to, the Owned Shares, free and clear of Liens other than as created by this Agreement. Such Shareholder has voting power, power of disposition, sole power to demand appraisal or dissenter rights, if any, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement, except (x) as set forth below in this Section 5(a)(i) with regard to the IMS Health SHA and (y) that each Shareholder may be deemed to share voting power and power of disposition over the Owned Shares with certain of its affiliates. As of the date hereof, other than the Owned Shares, such Shareholder does not own beneficially or of record any (i) shares of capital stock or voting securities of IMS Health, (ii) securities of IMS Health convertible into or exchangeable for shares of capital stock or voting securities of IMS Health or (iii) options or other rights to acquire from IMS Health any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of IMS Health. Other than the IMS Health SHA and that certain Coordination Agreement, dated as of April 9, 2014, by and among the IMS Health shareholders that are party thereto, the Owned Shares are not subject to any voting trust agreement or other Contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer (as defined below) of the Owned Shares. Such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Owned Shares, except as contemplated by this Agreement.

(ii) Such Shareholder is duly organized, validly existing and, to the extent applicable in good standing, under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize the execution and delivery by such Shareholder of this Agreement, the performance by such Shareholder of its obligations hereunder or the consummation by such Shareholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Quintiles, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(iii) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of such Shareholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Shareholder pursuant to, any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets, except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Shareholder to perform its obligations hereunder.

(iv) There is no action, suit, investigation, complaint or other proceeding pending against such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Quintiles of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(v) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Shareholder.

(vi) Such Shareholder understands and acknowledges that Quintiles is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.

(b) Quintiles hereby represents and warrants to each Shareholder as follows:

(i) Quintiles is duly organized, validly existing and, to the extent applicable in good standing, under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Quintiles, the performance by Quintiles of its obligations hereunder and the consummation by Quintiles of the transactions contemplated hereby have been duly and validly authorized by Quintiles and no other actions or proceedings on the part of Quintiles are necessary to authorize the execution and delivery by Quintiles of this Agreement, the performance by Quintiles of its obligations hereunder or the consummation by Quintiles of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Quintiles and, assuming due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of Quintiles, enforceable against Quintiles in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(ii) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Quintiles for the execution, delivery and performance of this Agreement by Quintiles or the consummation by Quintiles of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Quintiles nor the consummation by Quintiles of the transactions contemplated hereby nor compliance by Quintiles with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of Quintiles, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Quintiles pursuant to, any Contract to which Quintiles is a party or by which Quintiles or any property or asset of Quintiles is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Quintiles or any of Quintiles’ properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Quintiles to perform its obligations hereunder.

(iii) There is no action, suit, investigation, complaint or other proceeding pending against Quintiles or, to the knowledge of Quintiles, any other Person or, to the knowledge of Quintiles, threatened against Quintiles or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by any Shareholder of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

6. Certain Covenants of Shareholder. Each Shareholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a) Subject to Section 7, prior to the Termination Date, such Shareholder shall not, and shall not authorize or permit any of its Subsidiaries or controlled affiliates, or authorized any of their respective directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives, directly or indirectly, to:

(i) solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any IMS Health Acquisition Proposal;

(ii) other than to inform any Person of the existence of the provisions contained in this Section 6, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any IMS Health Acquisition Proposal;

(iii) execute or enter into any Contract constituting or relating to any IMS Health Acquisition Proposal, or approve or recommend or propose to approve or recommend any IMS Health Acquisition Proposal or any Contract constituting or relating to any IMS Health Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any IMS Health Acquisition Proposal or cause shareholders of IMS Health not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement, provided that the provisions of this Section 6(a) shall only apply to a Shareholder’s or its Subsidiaries’ or controlled affiliates’ consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives (each, a “Third Party”) to the extent such Third Party is acting on behalf of, or was encouraged by, the Shareholder or its Subsidiaries or controlled affiliates.

(b) Such Shareholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 6(a) above.

(c) Prior to the Termination Date, and except as contemplated hereby, such Shareholder shall not, without the prior written consent of Quintiles, (i) tender any Covered Shares into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (other than to an affiliate of such Shareholder that agrees in writing to be bound by the terms hereof and that certain Shareholders Agreement, dated as of the date hereof, by and among Quintiles and certain shareholders party thereto) (collectively, “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of, any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Such Shareholder further agrees to authorize and request IMS Health to notify IMS Health’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares; provided, however, that any such stop transfer order shall terminate upon the Termination Date.

(d) Prior to the Termination Date, in the event that such Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to IMS Health, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Such Shareholder shall promptly notify IMS Health and Quintiles of any such event.

7. Shareholder Capacity. This Agreement is being entered into by each Shareholder solely in its capacity as a shareholder of IMS Health, and nothing in this Agreement shall restrict or limit the ability of any Shareholder who is a director or officer of IMS Health, or any Person who is a director or officer of IMS Health who may be affiliated or associated with, or nominated by, any Shareholder or any of its affiliates, from exercising his or her fiduciary duties as a director or officer of IMS Health or from otherwise taking any action or inaction in his or her capacity as a director or officer of IMS

Health to the extent specifically permitted by the Merger Agreement, or subject to his fiduciary duties to IMS Health, or as he may otherwise be required by Law, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director or officer of IMS Health shall be deemed to constitute a breach of this Agreement. For the avoidance of doubt, nothing in this Section 7 is intended to limit the obligations of IMS Health under the Merger Agreement.

8. Disclosure. Each Shareholder hereby authorizes IMS Health and Quintiles to publish and disclose in any announcement or disclosure required by the SEC and in the Joint Proxy Statement/Prospectus such Shareholder’s identity and ownership of the Covered Shares and the nature of such Shareholder’s obligations under this Agreement, provided that IMS Health and Quintiles shall give each Shareholder and its legal counsel a reasonable opportunity to review and comment on any such announcement or disclosure prior to its being made public. Except as may be required by applicable Law, no press release or other public statements by any Shareholder regarding this Agreement, the transactions contemplated hereby, the Merger Agreement or the transactions thereby are permitted, other than press releases or other public statements that are not inconsistent with previous press releases, public disclosures or public statements made jointly by IMS Health and Quintiles.

9. Further Assurances. From time to time, at the request of Quintiles and without further consideration, each Shareholder shall take such further action as may reasonably be deemed by Quintiles to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10. Non-Survival of Representations and Warranties. The representations and warranties of the Shareholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

11. Expenses. All costs and expenses incurred in connection with this Agreement and the obligations hereunder shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.

12. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

13. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) If to a Shareholder, to the address set forth opposite such Shareholder’s name on Schedule A hereto.

(ii) If to Quintiles:

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd.

Durham, North Carolina 27703

Attention: James H. Ehrlinger III

Facsimile: (919) 948-4038

E-mail: James.Erlinger@quintiles.com

with a copy (which shall not constitute notice) to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Attention:        William F. Seabaugh

Attention:        James M. Attonito

Facsimile: (314) 259-2020

E-mail: wfseabaugh@bryancave.com

E-mail: james.attonito@bryancave.com

15. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

16. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

17. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

18. Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party hereto or its Affiliates against any other party hereto or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

19. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

20. Enforcement. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to Section 4, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

21. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

22. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

24. Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

25. Confidentiality. Each Shareholder agrees (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by Law or legal process not to divulge any such non-public information to any third Person; provided, however, that each Shareholder may disclose non-public information to its financial advisors, legal counsel and other representatives, in each case, so long as such Person is bound by a customary confidentiality agreement or otherwise subject to comparable confidentiality obligations.

26. Interpretation. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule but not otherwise defined therein shall have the meaning as defined in this

Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

27. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

28. Obligations of Shareholders. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Shareholder are several and not joint and several, and in no event shall any Shareholder have any obligation or liability for any of the representations, warranties and covenants of any other Shareholder.

29. No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Shareholder’s Covered Shares shall remain vested in and belong to such Shareholder and (b) Quintiles shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Shareholder in the performance of its duties or responsibilities as a shareholder of IMS Health other than the right to vote the Shareholder’s Covered Shares as proxy upon the terms and subject to the conditions of this Agreement. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Quintiles, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

30. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall apply to (i) restrict any actions taken by (x) any third-party investment manager managing any investments of any Shareholder or any of its affiliates who have discretionary authority with respect to such investments, or (y) any portfolio company, investment fund or pooled investment vehicle in which any Shareholder or any of its affiliates may directly or indirectly invest or (ii) any Shares acquired by any such investment manager exercising discretionary authority or any such portfolio company, investment fund or pooled investment vehicle. For purposes of this Agreement, the term “affiliates” with respect to CPP Investment Board Private Holdings Inc. shall mean Canada Pension Plan Investment Board and its controlled affiliates.

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IN WITNESS WHEREOF, the parties below have caused to be executed or executed this Agreement as of the date first written above.

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:
Name:
Title:

[●]
By:	[●]

By:
Name:
Title:

[●]
By:	[●]

By:
Name:
Title:

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

Shareholder	Address	Owned Shares

CPP Investment Board Private Holdings Inc., Canadian corporation	c/o Canada Pension Plan Investment Board One Queen Street East Suite 2700, P.O. Box 101 Toronto, Ontario M5C 2W5 Canada Attention: David Lubek Fax: 416-868-8684 E-mail: dlubek@cppib.com with a copy (which shall not constitute notice) to: Torys LLP 1114 Avenue of the Americas 23rd Floor New York, New York 10036 Attention: Stefan P. Stauder Fax: 212-682-0200 E-mail: spstauder@torys.com	46,456,461

Total		46,456,461